                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         February 8, 2006
                                                --------------------------------

                         AMERICAN ITALIAN PASTA COMPANY
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             (Exact name of registrant as specified in its charter)

          Delaware                      001-13403               84-1032638
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(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)         Identification No.)

   4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri        64116
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          (Address of principal executive offices)               (Zip Code)

     Registrant's telephone number, including area code        (816) 584-5000
                                                       -------------------------
                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

[ ]  Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

     On February 8, 2006,  the Board of  Directors  of  American  Italian  Pasta
Company (the "Company")  approved plans for (1) the divestiture of the Company's
Eddie's  and  Mrs.  Leeper's  pasta  brands,   (2)  the  permanent  closure  and
divestiture  of the  Kenosha,  Wisconsin  plant  and  (3)  certain  other  asset divestments.

Brand Divestitures

     The Company's  Eddie's and Mrs.  Leeper's pasta brands have been identified as non-strategic  brands due to the sales volume and complexity of the brands as compared to the Company's other lines of business.  Accordingly, the Company has decided to divest these brands.  The Company will continue to produce  specialty products for its private  label  customers  and continue to support these brands while it undertakes divestiture efforts.

     As a result of the  Company's  decision  to divest the  brands,  a non-cash impairment  charge on the  brands in the range of $4.5 to $5.0  million  will be recorded  (in addition to an  impairment  charge of  approximately  $4.6 million included in the previously  announced brand  impairment  charges  resulting from declines in projected future sales volume and related revenues).

Kenosha Closure and Divestiture

     The Company has completed the evaluation of its manufacturing footprint and expected  future  production  capacity  requirements.  Considering the Company's forecasted  capacity  utilization,  the Company has determined that its Kenosha,
Wisconsin plant will be permanently closed and divested.  Since August 2004, the
Kenosha  plant has  operated on an as needed basis to meet  ingredient  customer demand.  The Company will begin efforts to divest the real estate and separately sell  certain  of the  plant's  manufacturing  equipment.  The plant  closure is scheduled in early April 2006.

     In accordance  with Statement of Financial  Accounting  Standards No. 144 -
"Accounting  for the Impairment or Disposal of Long Lived  Assets",  the Company
will record a non-cash asset  impairment  charge  relating to the disposition of the  Kenosha  plant in the second  quarter of fiscal year 2006.  The  impairment charge is  expected  to be in the range of $25.0 to $29.0  million.  The Company anticipates  incurring certain  additional related selling expenses and contract termination  costs which cannot be estimated  at this time.  The Company  cannot currently  estimate the total amount or range of amounts expected to be incurred or charges that will result in future cash expenditures.

     The Company will continue to operate its three other domestic manufacturing plants (Excelsior Springs,  Missouri;  Columbia,  South Carolina; and, Tolleson,
Arizona),  as well as its Italian plant. As part of the Kenosha divestment plan, the Company

anticipates  relocating certain pasta manufacturing lines from the Kenosha plant to its Columbia  plant to expand the Columbia plant  manufacturing  capacity for retail and ingredient  products.  This ingredient  capacity expansion will allow the Company to continue to efficiently service its ingredient customers.

Other Asset Divestments

     The Company has  identified  certain  other  assets that will be  divested, including manufacturing equipment that will no longer be used in its operations, the Company's fractional aircraft interest and a parcel of undeveloped land. The
Company will record non-cash asset  impairment  charges in the second quarter of fiscal year 2006  relating  to the  divestment  of these  assets  totaling  $3.3 million (in addition to previously  announced asset impairment charges that will be recorded in the third quarter of fiscal 2005).

     The dispositions of the non-strategic  brands,  Kenosha plant and the other asset divestments  outlined above result in additional asset impairment  charges of $32.8 to $37.3  million and are expected to generate net cash proceeds in the range  of $7.5  to  $11.0  million  (excluding  selling  expenses  and  contract
termination   costs  that  may  be  incurred   relating  to  the  Kenosha  plant
divestiture).

Item 2.06 Material Impairments.

     The  information  set  forth  under  Item  2.05  above is  incorporated  by reference into this Item 2.06.

     Also on February 8, 2006, the Board of Directors determined that additional inventory  impairment  charges were necessary.  The Company  disclosed in August
2005 that non-cash charges would be recorded in the third fiscal quarter of 2005 to increase reserves for slow moving,  damaged and obsolete  inventories and for other  inventory  write-downs.  Since that time,  the Company has  continued  to
review  its  inventory  composition,   required  inventory  levels  and  related
disposition  strategies and has now determined that additional  non-cash charges
of  approximately   $4.0  million  are  necessary  to  reflect  the  anticipated recoverability of certain inventories. The Company is reducing its current level of slow  moving,  damaged  and  obsolete  inventories  and  expects to  generate approximately $2.0 million of cash in the 2006 fiscal year from such sales.

     A copy of the press release  issued on February 14, 2006  announcing  these matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

     The Company also  announced  that as of February 13,  2006,  the  Company's total debt was approximately $280.0 million,  including $278.0 million under its bank credit  facility.  Total debt, less cash,  stood at $256.0  million.  As of
February 13, 2006, the Company had liquidity  resources  totaling  approximately
$34.0 million,  reflecting

availability of approximately $10.0 million under its revolving credit agreement and cash of approximately $24.0 million (reflecting the reduction resulting from scheduled  debt  payments of $1.9 million in January  2006).  In  addition,  the
Company  continues to expect that net cash flow to be generated from  operations will be sufficient to meet its expected  operating  needs for the current fiscal year.  The Company also noted that amounts owed to its suppliers and vendors are currently within established credit terms.

     As reported  earlier,  in December 2005 the Company received a third waiver from its bank group for non-compliance  with certain covenants  contained in its bank credit  agreement.  During the waiver  period,  which  expires on March 16,
2006,  the  Company is  pursuing  refinancing  alternatives  for its bank credit facility, which expires on October 2, 2006.

     The Company did not file its Form 10-Q for the first fiscal  quarter  ended
December 30, 2005 on the due date of February 8, 2006. As previously  disclosed, the  Company  has also not filed its Form 10-Q for the third  fiscal  quarter of fiscal 2005 and its Form 10-K for the fiscal year ended  September  30, 2005. In addition,  the  Company  announced  that its  Annual  Meeting  of  Shareholders, normally  scheduled for February,  has been postponed  indefinitely  pending the
Company's  completion  of  its  previously  announced   restatement  of  certain
historical financial statements.

"Safe Harbor"  Statement Under the Private  Securities  Litigation Reform Act of
1995.

     The  statements  made above in this Report on Form 8-K are  forward-looking and are based on current  expectations.  Actual  future  results or events could differ materially from those anticipated by such forward-looking statements. The differences could be caused by a number of factors,  including,  but not limited to, the  completion  and findings of the  investigation  being  conducted by the
Company's Audit  Committee,  the Company's  performance and the  availability of financing alternatives to provide refinancing of the Company's indebtedness.  In addition,  future  operating  results  are  impacted  by a  number  of  factors, including  but not limited to, the Company's  dependence on a limited  number of customers for a  substantial  portion of its revenue,  the Company's  ability to obtain necessary raw materials and minimize fluctuations in raw material prices, the impact of the highly competitive  environment in which the Company operates, the Company's reliance  exclusively on a single product category,  the Company's ability  to  attract  and retain key  personnel,  and the  Company's  ability to cost-effectively  transport  its  products.  For  additional  discussion  of the principal  factors that could cause actual  results to be materially  different, refer to Item 7, Risk  Factors,  in the  Company's  report  on Form  10-K  dated
December  10,  2004  filed by the  Company  with  the  Securities  and  Exchange
Commission.  The Company will not update any forward-looking  statements in this
Form 8-K to reflect future events.

Item 9.01 Financial Statements and Exhibits.

     (c)  Exhibits.

     99.1 Press release dated February 14, 2006.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

     Date:  February 14, 2006          AMERICAN ITALIAN PASTA COMPANY

                                       By:  /s/ George D. Shadid
                                          --------------------------------------
                                            George D. Shadid
                                            Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit Number             Description

    99.1                   Press release dated February 14, 2006.